Exhibit 5.1

September 24, 2026

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, CA 92614

Ladies and Gentlemen:

We have acted as counsel to Biomerica, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of:

(i)	shares of common stock, par value $0.08 per share of the Company (“Common Stock”);

(ii)	shares of preferred stock, par value $0.08 per share, of the Company (the “Preferred Stock”);

(iii)	debt securities of the Company (the “Debt Securities”); and

(iv)	warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrants”).

The Common Stock, Preferred Stock, Debt Securities, and Warrants are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is two hundred and fifty million dollars ($250,000,000).

This opinion letter is being furnished to you in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, and may be offered separately or together, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”), any supplements to the Base Prospectus (each, together with the Base Prospectus, a “Prospectus”), and the Resolutions (as defined below). We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement and the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with the notice requirements in this paragraph or with applicable laws, rules or regulations of the Commission or other governmental body.

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You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Securities thereunder. For purposes of rendering our opinions below, we have reviewed solely the following: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 26, 2000, as amended by the Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock of the Company as filed with the Secretary of State on February 24, 2020, as corrected by the Certificate of Correction of Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock of the Company filed with the Secretary of State on February 26, 2020, as amended by the Certificate of Amendment to Certificate of Incorporation of the Company as filed with the Secretary of State on April 15, 2025 and as amended by the Certificate of Amendment to Certificate of Incorporation of the Company as filed with the Secretary of State on June 10, 2026 (the “Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company adopted on July 24, 2023 (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); (v) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) by unanimous consent in lieu of a meeting on September 17, 2026, relating to the Registration Statement and the offering of the Securities thereunder (the “Board Resolutions”); (vi) the form of the Indenture filed as Exhibit 4.3 to the Registration Statement (the “Indenture”); and (vii) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (i) through (vii) above (collectively, the “Reviewed Documents”), we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

For purposes of rendering our opinions below, we have not reviewed any document other than the Reviewed Documents and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not reviewed that is inconsistent with the Reviewed Documents or our opinions rendered below. We have conducted no independent factual investigation of our own but rather have relied on the Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For purposes of our opinions below, we have made assumptions that are customary in opinion letters of this kind, including, but not limited to, the assumptions that: (a) each of the Reviewed Documents is accurate and complete; (b) each Reviewed Document that is an original is authentic; (c) each Reviewed Document that is a copy conforms to an authentic original; (d) all signatures on each Reviewed Document are genuine; (e) there are no documents other than the Reviewed Documents that could affect the opinions expressed in the numbered paragraphs below and no amendments, modifications, or waivers of the Reviewed Documents and (f) the Company is and shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. We have further assumed: (i) the legal capacity of natural persons; (ii) that each party to the Reviewed Documents (A) if applicable, is duly formed or incorporated, organized, validly existing, and in good standing under the laws of its formation or incorporation, (B) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (C) has taken all action necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents to which it is a party, and (D) has duly executed and delivered the Reviewed Documents to which it is a party; and (iii) that any amendment, and/or restatement of any of the Reviewed Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law. We have not verified any of the foregoing assumptions.

In rendering our opinion below, we also have assumed that (i) in accordance with Section 158 of the DGCL, that each share of Common Stock and Preferred Stock will be evidenced by certificates, duly executed and delivered, or the Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of a share of Common Stock or Preferred Stock and, within a reasonable time after the issuance of any such shares of Common Stock or Preferred Stock, the registered owner of such share of Common Stock or Preferred Stock will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (ii) there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (iii) the issuance of the shares of Common Stock, shares of Preferred Stock or Warrants will not have the effect, directly or indirectly, of increasing the proportionate share of stock of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL); and (iv) the Board Resolutions have not been and will not be revoked, modified or amended. We have not verified any of the foregoing assumptions.

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Our opinions set forth below are limited to: (i) solely in connection with the opinions given in numbered paragraphs 1, 2 and 5(a) below, the DGCL; and (ii) solely in connection with the opinions given in numbered paragraphs 3, 4 and 5(b) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors and any duly authorized committee (or subcommittee) of the Board of Directors shall have adopted (and not rescinded, revoked, or otherwise modified) resolutions authorizing the offering, issuance, and sale of the Securities or the establishment of the terms of any series of the Securities, and any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered, issued, or sold as contemplated by the Registration Statement, any required post-effective amendment thereto, and the applicable prospectus supplement will be validly authorized, executed, and delivered by the Company and each other party thereto; (vii) the Company will have sufficient authorized, unissued, unsubscribed for, and uncommitted to be issued shares of Common Stock and shares of one or more series Preferred Stock, as applicable, to offer, issue, and sell (A) shares of Common Stock, (B) shares of one or more series of Preferred Stock, (C) shares of such series of Preferred Stock that are convertible into shares of Common Stock, or (D) Warrants that exercisable for, or comprised of, shares of Common Stock or shares of one or more series of Preferred Stock or Debt Securities, in each case, to permit the issuance of such shares of Common Stock, such shares of Preferred Stock or Debt Securities; (viii) the contractual provisions of the Warrants and the warrant agreement, setting forth the terms of such Warrant are governed by the laws of the State of New York; and (ix) the additional qualifications and other matters set forth below, it is our opinion that:

1. With respect to shares of Common Stock, when: (i) the terms of the offer, issuance, and sale of such shares of Common Stock (including the number of shares of Common Stock to be issued, the time period during which shares of Common Stock may be issued, and the consideration for which such shares of Common Stock may be acquired from the Company) have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for each such share of Common Stock as has been duly determined, authorized, and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors and that is at least equal to the par value of such share; (iii) either (A) upon the issuance of each such share of Common Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share of Common Stock, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (iv) the issuance of each such share of Common Stock is properly recorded in the stock ledger of the Company, such shares of Common Stock will be validly issued, fully paid, and nonassessable.

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2. With respect to shares of Preferred Stock, when: (i) either (A) the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors has duly adopted resolutions pursuant to the authority expressly vested in the Board of Directors by the “blank check” provisions of the Certificate of Incorporation setting forth the designations, powers, preferences, and relative, participating, optional, other, or special rights, if any, and the qualifications, limitations, or restrictions, if any, of the shares of the relevant series of Preferred Stock, and such resolutions adopted by the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors have been set forth in a certificate of designations including the number of shares of the relevant series of Preferred Stock as to which such resolutions apply, and such certificate of designations has been executed, acknowledged, and filed and become effective in accordance with Section 103 of the DGCL or (B) a certificate of amendment of the Certificate of Incorporation or an amended and restated certificate of incorporation, in either case, setting forth the designations, powers, preferences, and relative, participating, optional, other, or special rights, if any, and the qualifications, limitations, or restrictions, if any, of the shares of the relevant series of Preferred Stock has been duly authorized and approved by the Board of Directors and the stockholders of the Company in accordance with the DGCL and executed, acknowledged, and filed and become effective in accordance with Section 103 of the DGCL; (ii) the terms of the offer, issuance, and sale of such shares of the relevant series of Preferred Stock (including the number of shares of the relevant series of Preferred Stock to be issued, the time period during which shares of the relevant series of Preferred Stock may be issued, and the consideration for which such shares of the relevant series of Preferred Stock may be acquired from the Company) have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Company receives the consideration for each such share of the relevant series of Preferred Stock as has been duly determined, authorized, and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors and that is at least equal to the par value of such share; (iv) either (A) upon the issuance of each such share of the relevant series of Preferred Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors has adopted a resolution providing that all shares of the relevant series of Preferred Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share of the relevant series of Preferred Stock, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (v) the issuance of each such share of the relevant series of Preferred Stock is properly recorded in the stock ledger of the Company, such shares of the relevant series of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Debt Securities, when: (i) the Debt Securities and the terms of the Debt Securities have been established in accordance with the Indenture, the terms of the offer, issuance, and sale of such Debt Securities, and the execution, delivery, and performance by the Company of the Indenture has been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Indenture has been duly executed by the trustee to be named in the prospectus supplement relating to the offering of the Debt Securities (the “Debt Trustee”) and constitutes the legally valid and binding obligation of the Debt Trustee; (iii) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) the Company receives the consideration for the Debt Securities as has been duly determined, authorized, and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors; (v) the Indenture are enforceable against the parties thereto in accordance with their terms; and (vi) the Debt Securities or certificates representing the Debt Securities, as the case may be, have been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto, and any prospectus supplement relating thereto and in accordance with the terms of the Indenture and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the Indenture and the applicable definitive purchase, underwriting, or similar agreement duly authorized by the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors and enforceable against the parties thereto in accordance with its terms, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

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4. With respect to the Warrants, when: (i) the Warrants have been created and terms of such Warrants (including, to the extent that such Warrants entitle the holder(s) thereof to acquire from the Company shares of Common Stock or shares of a series of Preferred Stock or Debt Securities, the number of shares of Common Stock or the relevant series of Preferred Stock or the number and amount of Debt Securities issuable upon exercise of such Warrants, and the times or times at or within which and the consideration for which any such shares or Debt Securities may be acquired from the Company upon the exercise of such Warrants), the terms of the offer, issuance, and sale of such Warrants, and the execution, delivery, and performance by the Company of warrant agreements setting forth the terms of such Warrants (including as aforesaid) (collectively, the “Warrant Agreements”), in each case, have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for the Warrants as has been duly determined, authorized, and approved by all necessary action of the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors; (iii) the Warrant Agreements have been duly executed and delivered by the Company and are enforceable against the parties thereto in accordance with its terms; and (iv) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto, and any prospectus supplement relating thereto and in accordance with the terms of the Warrant Agreements and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with such Warrant Agreements and the applicable definitive purchase, underwriting, or similar agreement duly authorized by the Board of Directors or a duly authorized committee (or subcommittee) of the Board of Directors and enforceable against the parties thereto in accordance with its terms, such Warrant Agreements will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion, or exchange of any other Securities (the “Initial Securities”) pursuant to the terms of the Issuable Securities, when: (i) the terms of the offer, issuance, and sale of the Issuable Securities have been duly authorized, approved, and documented as provided in numbered paragraphs 1 through 4 above, as the case may be, and assuming that the Issuable Securities (other than shares of Common Stock and shares of the relevant series of Preferred Stock) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion, or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement, any required post-effective amendment thereto, and any prospectus supplement relating thereto, in accordance with the agreements setting forth the terms of the Initial Securities (including as aforesaid) (the “Issuable Securities Agreements”) and any other agreement or instrument binding upon the Company, in a manner so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are shares of Common Stock or shares of the relevant series of Preferred Stock, such Issuable Securities will be validly issued, fully paid, and nonassessable, and (b) to the extent the relevant Issuable Securities are Warrants, the Issuable Securities Agreements will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

The opinions above are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP